Exhibit 10.28

SUBSCRIPTION AGREEMENT
THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated on the signature page, is by and between Tecogen Inc., a Delaware corporation (the “Company”), and the subscriber identified on the signature page (the “Subscriber”).
WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2), Section 4(6) and/or Regulation D (“Reg. D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, as provided herein, and the Subscriber shall purchase, in the aggregate, at the Closing (as defined below), $5,000,000 (the “Purchase Price”) of shares of the Company’s Common Stock (such shares, the “Shares”) at a purchase price per Share set forth on the signature page (“Per Share Purchase Price”). The Purchase Price shall be payable to the Company at the Closing, which is taking place simultaneously with the execution and deliver of this Agreement by the parties.
NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:
1.    Purchase and Sale of Shares. The Subscriber hereby purchases the Shares at the Per Share Purchase Price (the total purchase price being referred to herein as the “Purchase Price”), and the Company hereby sells the Shares to the Subscriber.
2.    Closing; Deliveries Etc.
(a)     Company’s Deliveries. Immediately after receipt of the Purchase Price for the Shares, the Company shall irrevocably instruct the Company’s transfer agent to deliver, on an expedited basis, a certificate evidencing the Shares registered in the name of the Subscriber.
(b)    Subscriber’s Deliveries. The Subscriber shall immediately deliver or cause to be delivered to the Company the Purchase Price by wire transfer to the account specified in writing by the Company.
3.    Subscriber’s Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:
(a)    Information on Company. The Subscriber has had access at the EDGAR website of the SEC to the Company’s Form 10-K for the year ended December 31, 2014, and all filings subsequently made by the Company with the SEC (hereinafter referred to collectively as the “Reports”). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Shares.
(b)    Information on Subscriber. The Subscriber was at the time it was offered the Shares and is on the date hereof an “accredited investor”, as such term is defined in Reg. D promulgated by the SEC under the Securities Act, is experienced in investments and business matters and has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase. The Subscriber has the authority and is duly and legally qualified to purchase and own the Shares. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber does not currently hold or beneficially own any shares of the Company’s Common Stock. The Subscriber was not formed for the specific purpose of acquiring the Shares and is not a registered broker-dealer or an affiliate of a registered broker-dealer.
(c)    Purchase for Investment. On the Closing Date, the Subscriber will purchase the Shares as principal for its own account for investment and not with a view to any sale of other transfer thereof in contravention of the Securities Act.

Exhibit 10.28

(d)    Compliance with the Securities Act. The Subscriber understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.
(e)    Restrictive Legend. The Shares may bear a customary restrictive Securities Act legend in the form specified by the Company.
(f)    Communication of Offer. The offer to sell the Shares was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
(g)    Organization; Authority; Enforceability. The Subscriber, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (if such “good standing” concept is recognized in such jurisdiction) with full right, corporate, partnership or trust power and authority to enter into and to consummate the transactions contemplated by this Agreement. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full corporate, partnership, trust or similar power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.
(h)    Restriction on Short Sales. The Subscriber agrees that, to the extent required by law, it will not enter into or effect any short sale or other hedging transaction with respect to the Shares.
(i)Foreign Securities Laws. The Subscriber understands that the Company has not taken any action to qualify or register the Shares in any jurisdiction outside the United States, and the Subscriber assumes complete responsibility for any such filings that are required.
(j)    Disclosure. The Subscriber acknowledges and agrees that the Company does not make nor has made any representations or warranties with respect to the Shares or the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.
4.    Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that on the date hereof:
(a)    Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.
(b)    Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
(c)    Authority; Enforceability. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.
(d)    Consents. No consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over the Company is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance and sale of the Shares.

Exhibit 10.28

(e)    No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:
(i)    violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
(ii)    except for the adjustment pursuant to the terms of that certain Senior Convertible Promissory Note made by the Company in favor of Michaelson Capital Special Finance Fund LP, dated as of December 23, 2013, result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any borrowing of the Company; or
(iii)    result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.
(f)    The Shares. The Shares upon issuance in accordance with the terms of this Agreement:
(i)    are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;
(ii)        will be duly and validly authorized, and on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and nonassessable; and
(iii)    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.
(g)    Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports, there is no pending or, to the knowledge of the Company, no threatened action, suit, proceeding or investigation before any court or governmental agency or body, which litigation if adversely determined could have a Material Adverse Effect.
(h)    Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its shares of Common Stock are registered pursuant to the required provisions of the Exchange Act. The Company has timely filed all reports and other materials required to be filed under the Exchange Act during the preceding twelve months.
(i)    Information Concerning the Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates that is required by the Exchange Act to be disclosed therein. Since the date of the financial statements included in the Reports, there has been no Material Adverse Effect not disclosed in the Reports. The Reports, at the time of filing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.
(j)    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy

Exhibit 10.28

any security under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company so as to invalidate any exemptions under the Securities Act for the offer and sale of the Shares.
(k)    No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Reg. D under the Securities Act) in connection with the offer or sale of the Shares.
(l)    No Material Undisclosed Events or Circumstances. Since the date of the last Report filed under the Exchange Act, no event or circumstance has occurred or exists with respect to the Company or its business, operations or financial condition, that, under applicable law, rule or regulation, requires the filing of a Report prior to the date hereof that has not been so filed.
5.    Reg. D Offering. The offer and issuance of the Shares to the Subscriber is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(a)(2) or Section 4(6) of the Securities Act and/or Rule 506 of Reg. D or Regulation S promulgated thereunder.
6.    Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:
(a)    Exchange Act Filings. The Company shall file a Form 8-K with the SEC disclosing the transactions contemplated by this Agreement within the time period specified therefor by the rules and regulations under the Exchange Act. The Company agrees to file a Form D with respect to the Shares as required under Reg. D.
(b)    Reporting Requirements. Until all of the Shares have been resold or transferred by all of the Subscriber, or, if earlier, two years after the Closing Date, the Company will use commercially reasonable best efforts (i) not to take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend the registration of the shares of the Company’s Common Stock under the Exchange Act and (ii) to continue the current listing of the shares of the Company’s Common Stock or other trading market.
7.    Miscellaneous.
(a)    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable overnight courier service with charges prepaid, or (iii) transmitted by fax, addressed, if to the Company, to Chief Financial Officer, Tecogen Inc., 45 First Avenue, Waltham, MA 02451, fax: (781) 622-1027, and if to the Subscriber, to the Subscriber at the address set forth on the signature page hereto or to such other address as such party shall have specified most recently by written notice.
(b)    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscriber. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
(c)    Legal Fees. Each party shall pay its own legal fees and expenses in connection with the transactions contemplated by this Agreement.
(d)    Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.
(e)     Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Signatures to this Agreement may be delivered by fax or by scan/email.

Exhibit 10.28

(f)    Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of the Commonwealth of Massachusetts or in the federal courts located in the Commonwealth of Massachusetts. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.
[Signature page immediately follows.]

Exhibit 10.28

Tecogen Inc.
Signature Page to Subscription Agreement

The Subscriber hereby executes this Agreement as of the date set forth below. By initialing the appropriate space below, the Subscriber hereby represents that the Subscriber is:

__/S/_____ (initials)	a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.
_________ (initials)	a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 (ignoring the net worth of a principal residence but only if positive).
_________ (initials)
a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

_________ (initials)	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described Regulation D.
_________ (initials)	an entity in which all of the equity owners fall within one of the categories set forth above.

Date of this Agreement: August 3, 2015

$4.00
Per Share purchase price	Subscriber’s name
$5,000,000
Aggregate dollar amount being purchased
1,250,000 shares of Common Stock	Subscriber’s signature
Aggregate number of Shares being purchased	Title of signatory, if Subscriber is an entity

Address
ACCEPTED AND AGREED:
TECOGEN INC.	Email address: _________________________
By: ______________________________	Social Security/Tax ID No., if applicable: ________________
Name:
Title:	Fax No:: _________________________